EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 30, 1999 (except for third paragraph of Note 8, as which the date is November 17, 1999) with respect to the financial statements of eDiets.com, Inc. (f/k/a Self/Help Technologies, Inc.), in the Registration Statement (Form SB-2 No.33-______) and related Prospectus of eDiets.com, Inc. dated December 30, 1999.

                                                           /s/ Ernst & Young LLP

West Palm Beach, Florida
December 27, 1999